REGISTRATION NO. 333-45203

   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                PRE-EFFECTIVE
                               AMENDMENT NO. 1
                                     TO

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933


                         NORTHERN TRUST CORPORATION
           (Exact name of registrant as specified in its charter)


                 DELAWARE                          36-2723087
     (State or other jurisdiction of     (I.R.S employer identification
   incorporation or organization)                   number)



                         FIFTY SOUTH LASALLE STREET
                           CHICAGO, ILLINOIS 60075
                               (312) 630-6000

            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Peter L. Rossiter
                          Executive Vice President
                            and General Counsel
                         Northern Trust Corporation
                         Fifty South LaSalle Street
                           Chicago, Illinois 60075
                               (312) 444-3716

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      ________________________________

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                      ________________________________

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             CALCULATION OF REGISTRATION FEE

                                                                 Proposed
                                                                  maximum          Proposed
                                                   Amount        offering          maximum
        Title of each class of securities to       to be          price           aggregate           Amount of
                   be registered                 registered     per share      offering price      registration fee
       -------------------------------------     ----------     ---------      --------------      ----------------
       Common Stock, $1.66-2/3 par value per      250,000      $62.0625(1)    $15,515,625.00(1)      $4,577.11(1)
       share (including associated Preferred       shares
       Stock Purchase Rights)

      (1) Computed on the basis of the average of the high and low sales prices of the Common Stock reported on The Nasdaq Stock Market on January 23, 1998 pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee. This registration fee was paid at the time of the initial filing of this Registration Statement on January 29, 1998.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED MARCH 18, 1998

                         NORTHERN TRUST CORPORATION

                       250,000 SHARES OF COMMON STOCK

        This Prospectus relates to up to 250,000 shares of Common Stock, $1.66-2/3 par value per share (the "Common Stock"), of Northern Trust Corporation (the "Corporation"), which may be offered and sold pursuant to the exercise of transferable nonqualified stock options granted to participants under the Northern Trust Corporation Amended 1992 Incentive Stock Plan (the "Plan") and transferred by those participants to certain transferees as permitted by the Plan and the grant documents specifying the terms and conditions of such stock options. Permitted transferees include the participants' spouses or lineal descendants, trusts for the primary benefit of the participants' spouses or lineal descendants, or partnerships of which the participants' spouses and lineal descendants are the only partners. This Prospectus also relates to the offer and sale of Common Stock pursuant to the exercise of such stock options to the beneficiaries of such permitted transferees or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such persons.

        The Common Stock is traded on the Nasdaq Stock Market ("Nasdaq") under the symbol "NTRS." On March 17, 1998 the closing sale price of the Common Stock on Nasdaq was $75-5/8 per share.

                       ______________________________

   THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                       _______________________________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
                     NOR HAS THE SECURITIES AND EXCHANGE
                COMMISSIONER ANY STATE SECURITIES COMMISSION
                PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

   No person is authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the Corporation. This Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase the securities offered by this Prospectus in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such an offer, or solicitation of an offer. Neither the delivery of this Prospectus nor any distribution of the securities offered pursuant to this Prospectus shall under any circumstances create an implication that there has been no change in the information set forth herein or in the affairs of the Corporation since the date of this Prospectus or that the information herein is correct as of any time subsequent to its date.
                            _____________________

              The date of this Prospectus is ____________, 1998

                              TABLE OF CONTENTS
                              -----------------

                                                                     Page
                                                                     ----
   Available Information . . . . . . . . . . . . . . . . . . .          6
   Information Incorporated by Reference . . . . . . . . . . .          7
   The Corporation . . . . . . . . . . . . . . . . . . . . . .          7
   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .          8
   The Plan and the Stock Options  . . . . . . . . . . . . . .          8
   Federal Income Tax Consequences . . . . . . . . . . . . . .         14
   Legal Matters . . . . . . . . . . . . . . . . . . . . . . .         17
   Experts . . . . . . . . . . . . . . . . . . . . . . . . . .         17


                            AVAILABLE INFORMATION

        The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Corporation with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

        The Corporation has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statements, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the Common Stock, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the above-referenced public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements concerning the provisions of any documents referred to herein are not necessarily complete and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

                    INFORMATION INCORPORATED BY REFERENCE

        The following documents filed by the Corporation with the Commission are incorporated by reference into this Prospectus:

        1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1997; and

        2.   The Corporation's Current Report on Form 8-K filed on
             January 21, 1998.




        Each document or report filed by the Corporation with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document or report. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to Northern Trust Corporation, Fifty South LaSalle Street, Chicago, Illinois 60675, Attention: Secretary, telephone number (312) 630-6000.

                               THE CORPORATION

        Northern Trust Corporation (the "Corporation") is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended. The Corporation, through its subsidiaries, provides banking, trust and related services to the public. Its principal banking subsidiary is The Northern Trust Company (the "Bank"), which was founded in 1889. In addition to the Bank, the Corporation owns banks in Arizona, California, Florida and Texas, trust companies in Connecticut and New York and various other non-bank subsidiaries, including a securities brokerage firm and a retirement services company.

        The  Corporation  was  organized  in   Delaware  in  1971.    Its
   principal executive offices are located at Fifty South LaSalle Street, Chicago, Illinois 60675, and its telephone number is (312) 630-6000.

                               USE OF PROCEEDS

        The amount of proceeds to be received by the Corporation upon the exercise of the transferable stock options and the sale of the Common Stock to which this Prospectus relates will depend upon the exercise prices of the options and the extent to which the options are exercised. The Corporation intends that the net proceeds from the sale of the Common Stock offered hereby will be added to its general corporate funds and used for general corporate purposes.


                       THE PLAN AND THE STOCK OPTIONS

   GENERAL

        The Northern Trust Corporation Amended 1992 Incentive Stock Plan (the "Plan") is a stock-based compensation plan providing for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards to key officers of the Corporation and its subsidiaries and directors of the Corporation. The purpose of the Plan is to provide a sense of recognition and managerial participation among key officers by providing them with opportunities to acquire shares of Common Stock and awards that increase in value with an increase in the market value of shares of Common stock and to allow the Corporation to compensate directors under the Plan for their services in a manner that aligns their interests with those of stockholders.

        The Plan was adopted by the Board of Directors of the Corporation as of May 1, 1992, and approved by the stockholders of the Corporation at the 1992 annual meeting of stockholders. Amendments to the Plan have been adopted by the Board of Directors at various times since 1992, including amendments approved by stockholders at the 1995 and 1997 annual meetings of stockholders.

        A copy of the Plan is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following is a description of the Plan. This description summarizes certain material provisions of the Plan, and as such, it does not purport to be complete and is qualified in its entirety by reference to the Plan. Terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

   DESCRIPTION OF THE PLAN

        The Plan is administered by the Compensation and Benefits
   Committee (the "Committee") of the Board of Directors of the Corporation. The Committee is comprised solely of non-employee directors, each of whom qualifies as (i) an "outside director" under
   Section 162(m) of the Internal Revenue Code and the regulations thereunder, and (ii) a "non-employee director" under Rule 16b-3 of the

   Exchange Act. The Committee determines the key officers of the Corporation and its subsidiaries who participate in the Plan based upon their contributions and value to the Corporation. The Committee also determines the number and types of awards to be granted to key employees and directors under the Plan and the terms and conditions of such awards. The determination of awards under the Plan is made on a year-to-year basis by the Committee. No separate determination of eligibility for awards under the Plan for key officers is made by the Committee from among the approximately 3,253 officers of the Corporation and its subsidiaries.

        An aggregate of 16,000,000 shares of Common Stock, consisting of authorized but unissued shares or treasury shares, may be issued under the Plan from and after the date of its initial adoption in 1992. Shares representing the unexercised portion of any lapsed or cancelled awards, or forfeited awards, also become available for future issuance under the Plan. As of December 30, 1997, 5,939,752 shares were subject to outstanding options, 1,442,972 shares were subject to other outstanding awards, and 1,282,838 shares have previously been issued under the Plan, thereby leaving 7,334,438 shares available for future grants.

        Awards available under the Plan are stock options, stock appreciation rights, stock awards, performance shares and stock equivalents, each of which is described below.

        STOCK OPTIONS. The Plan provides for the grant of nonqualified stock options and incentive stock options. The prices at which, and the periods during which, options may be exercised are fixed by the Committee, but in no case may be the price be less than 100% of the fair market value of the shares on the date of the grant. Options are exercisable not earlier than six months after the date of grant and terminate not later than three years after termination of employment for any reason other than death (except that nonqualified stock options granted on or after April 18, 1995 terminate not later than five years from the date of the participant's termination of employment on account of retirement, disability or death). In the event of the death of a participant during employment or prior to termination, expiration, cancellation or forfeiture of options held by the participant, the options are exercisable to the extent provided in the grant documents not later than five years after death. In addition, options may become exercisable upon a "change in control" of the Corporation, as defined in the Plan. Upon exercise of an option, payment of the purchase price must be made in full, in cash or shares of Common Stock or a combination thereof, as provided in the grant documents. As described below under "Transferability of Stock Options," options are non-transferable except by will or the laws of descent and distribution, and, in the case of nonqualified stock options, by a participant's assignment, at any time prior to his or her death, to (i) the participant's spouse or lineal descendants, (ii) a trustee of a trust for the primary benefit of the participant's spouse or lineal descendants, or (iii) a partnership of which the participant's spouse and lineal descendants are the only partners.
   The maximum number of shares of Common Stock as to which a participant may receive stock options and related stock appreciation rights during the term of the Plan is 1,200,000.

        STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted with respect to options granted under the Plan. Each right permits the holder to receive, in lieu of exercising the related option, up to 100% of the difference between the market price of the option shares on the date of exercise of the right and the aggregate option price thereof. Stock appreciation rights are exercisable only if and to the extent that the related options are exercisable. Upon exercise, stock appreciation rights are paid in cash or shares of Common Stock (based upon their fair market value on the date of exercise) or a combination thereof, as set forth in the right.

        STOCK AWARDS. Stock awards may be granted to participants in the Plan, consisting of shares of Common Stock transferred to participants for consideration at or less than the fair market value thereof as the Committee deems appropriate, or as a bonus for services rendered and without further consideration. Such award are subject to terms and conditions determined by the Committee, which may include restrictions on transferability, rights of the Corporation to reacquire the shares upon termination of the participant's employment and forfeiture of the shares under certain circumstances prescribed by the Committee.

        PERFORMANCE SHARES. Performance shares may be granted to participants in the Plan, subject to terms and conditions determined by the Committee, which may include restrictions on transferability or rights of the Corporation to reacquire the shares upon termination of the participant's employment. A participant may be entitled to have a portion of the awarded Common Stock credited to an account maintained for the participant if established performance goals are achieved for one or more of the "performance periods" designated for the participant. Such performance goals shall relate to the Corporation's return-on-equity, earnings per share or Common Stock price, and may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. After stock has been credited to an account and until it is distributed, the account will also be credited with amounts equal to dividends payable with respect to the number of shares credited to the account. Each participant's account will be distributed upon the first to occur during employment of (i) retirement, disability or death, (ii) a "change in control" of the Corporation, (iii) the third anniversary date on which an award was credited to the participant's account, or (iv) for any reason deemed appropriate by the Committee in its sole discretion. The maximum number of performance shares that may be granted to any participant in any year after 1997 is 75,000.

        STOCK EQUIVALENTS. Stock equivalents may be granted entitling the holders thereof to receive a payment in an amount equal to the fair market value or book value of a designated number of shares of

   Common Stock on a specified date or dates (which may be the date of the award) or the increase in the fair market value or book value of a designated number of shares of Common Stock during a specified period of time. Such payment is made in cash or shares of Common Stock, as provided in the award, at the date or dates, not later than ten years after the date of the award, set forth in the award. Stock equivalents may also provide for the payment to the recipients of "dividend equivalents" on the shares designated in an award and are subject to such other terms and conditions as the Committee determines, which may include the requirement of achievement of specified performance goals.

        ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The Board of Directors of the Corporation, in its sole discretion, may adjust the aggregate number of shares of Common Stock issuable under the Plan, the aggregate number of shares of Common Stock subject to each outstanding award and, where applicable, the exercise price per share of each award, in each case for any increase or decease in the number of shares of issued Common Stock resulting from a subdivision of consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Corporation.

        SUSPENSION, AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors of the Corporation may at any time suspend, terminate, or amend the Plan as it deems advisable and in the best interests of the Corporation, provided that stockholder approval shall be required for any amendment that would (i) materially increase the total number of shares of Common Stock that may be issued under the Plan (except for adjustments upon changes in capitalization as described above), (ii) increase the amount or type of benefits that may be granted under the Plan, (iii) materially change the class of eligible employees, or (iv) materially increase the benefits to any participant who is subject to
   Section 16 of the Exchange Act. Any award in effect at the termination of the Plan shall remain in effect according to its original terms.

        DURATION OF THE PLAN The Plan is effective until April 30, 2002. No awards, including options, may be granted under the Plan after that date, but awards, including options, granted prior to that date may extend beyond that date.

   TRANSFERABILITY OF STOCK OPTIONS

        GENERAL. Except as described below, each option granted under to the Plan to a participant shall not be transferable other than by will or the laws of descent and distribution and, during the lifetime of the participant, shall be exercisable only by such participant. Notwithstanding the foregoing, the Committee may grant nonqualified stock options under the Plan that are transferable ("Transferable

   Options"), or amend outstanding nonqualified stock options granted under the Plan to make them transferable, by the participant, at any time prior to the participant's death, to (i) the participant's spouse or lineal descendants, (ii) a trustee of a trust for the primary benefit of the participant's spouse or lineal descendants, or (iii) a partnership of which the participant's spouse and lineal descendants are the only partners. The purpose of this limited transferability provision is to allow participants who receive Transferable Options to make a gift of such Options for estate planning purposes.

        Transfer of Transferable Options will be permitted only if the participant does not receive any consideration for the transfer, and the transfer is expressly permitted by the grant documents (including the stock option agreement) approved by the Committee. The transfer of Transferable Options shall be evidenced by an appropriate written document executed by the participant, and a copy thereof shall be delivered to the Committee on or prior to the effective date of the transfer. As used herein, "Stock Option Transferee" refers to a transferee (I.E., a participant's spouse or lineal descendants (or such person's beneficiary, estate or other legal representative), a trust for the primary benefit of the participant's spouse or lineal descendants, or a partnership of which the participant's spouse or lineal descendants are the only partners), that has received stock options in a valid transfer, and "Participant Transferor" refers to the participant under the Plan who transferred stock options held by a particular Stock Option Transferee.

        Upon transfer to a Stock Option Transferee, a Transferable Option continues to be governed by and subject to the terms and limitations of the Plan and the grant documents, and, except as described in the next paragraph, the Stock Option Transferee is entitled to the same rights as the Participant Transferor thereunder as if no transfer had taken place. Accordingly, the rights of the Stock Option Transferee are subject to the terms and limitations of the grant to the Participant Transferor, including provisions relating to expiration date, exercisability, exercise price and forfeiture. For information regarding the terms of a particular Transferable Option grant, Stock Option Transferees should review the grant documents and may contact the Northern Trust Corporation, Fifty South LaSalle Street, Chicago, Illinois 60675, Attention: Secretary, telephone number (312) 630-6000.

        Once a Transferable Option has been transferred by a Participant Transferor to a Stock Option Transferee, it may not be subsequently transferred by the Stock Option Transferee except by will or the laws of descent and distribution. A Stock Option Transferee may designate in writing to the Corporation before his or her death one or more beneficiaries to receive, in the event of his or her death, any rights to which the Stock Option Transferee would be entitled under the Plan. A Stock Option Transferee may also designate an alternate beneficiary to receive payments if the primary beneficiary predeceases the Stock Option Transferee. A beneficiary designation may be changed or revoked in writing by the Stock Option Transferee at any time. Changes in beneficiary designation should be sent to Northern Trust Corporation, Fifty South LaSalle Street, Chicago, Illinois 60675, Attention:
   Secretary, telephone number (312) 630-6000.

        EXERCISE BY STOCK OPTION TRANSFEREES. A Transferable Option may be exercised by a Stock Option Transferee at any time from the time first established by the Committee in the grant to the Participant Transferor until the close of business on the expiration date of the stock option. The purchase price of the shares of Common Stock as to which Transferable Options are exercised shall be paid to the Corporation in full at the time of exercise in cash, in shares of Common Stock or a combination thereof, as provided in the grant documents. Once the exercise is completed, stock certificates for the appropriate number of shares will be delivered to the Stock Option Transferee or his or her estate or beneficiaries, or otherwise delivered in such manner as the person(s) entitled thereto may direct.

          A Transferable Option will be deemed exercised on the date the Secretary of the Corporation has received written notice of exercise on an exercise form signed by the Stock Option Transferee and accompanied by a check and/or shares of Common Stock, as applicable. The stock option shares will generally be transferred to the Stock Option Transferee as of the day following the date that (i) the above conditions have been met, and (ii) the funds and/or shares of Common Stock paid by the Stock Option Transferee in satisfaction of the exercise price have been received by the Company free and clear of all restrictions.

        TERMINATION. Because Transferable Options transferred to Stock Option Transferees continue to be governed by the terms of the Plan and the grant documents, their exercisability continues to be affected by the Participant Transferor's employment or directorship status with the Corporation. In addition to terminating upon exercise and upon expiration of the stated term of the option, each Transferable Option shall terminate after termination of a participant's employment or directorship status. See discussion above under " -- Description of the Plan -- Stock Options" for limitations on the exercise of options upon termination of employment or directorship status.

        Transferable Options granted under the Plan shall not be affected by any change of duties or position of the Participant Transferor, so long as the Participant Transferor continues to be an officer of the Corporation or any of its subsidiaries or a director of the Corporation. Any stock option and any rules and regulations relating to the Plan may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Nothing in the Plan or in any stock option granted pursuant to the Plan obligates the Corporation or any of its subsidiaries to continue the employment of any participant for any particular period, nor does the granting of an award constitute a request or consent to postpone the retirement date of any participant.

                       FEDERAL INCOME TAX CONSEQUENCES

   GENERAL

        This section is not intended to be a complete statement of the Federal income tax aspects of the Plan and does not describe the possible effects of state and other income taxes or of gift, estate, inheritance and generation skipping taxes. Prior to making a transfer of a Transferable Option, a participant should consult with his or her personal tax advisors concerning the possible Federal and state gift, estate, inheritance, and generation skipping tax consequences of such a transfer, as well as the Federal, state and local income tax consequences which are not addressed herein. The discussion of Federal income tax consequences for the Participant Transferor and the Stock Option Transferee set forth below assumes that the Transferable Option does not have a readily ascertainable fair market value at the date of grant and that the transfer of a Transferable Option during a participant's lifetime is made by way of gift and no consideration is received therefor.

        NONQUALIFIED STOCK OPTIONS. Tax aspects of nonqualified stock options granted under the Plan generally are as follows: (a) no income will be realized by the participant at the time the option is granted,
   (b) at exercise, ordinary income will be realized by the participant in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price, and the Corporation will receive a tax deduction for the same amount, and (c) upon sale of such shares, any gain or loss realized is treated as either short-term or long-term capital gain or loss depending on whether the shares have been held more than one year. If the shares have been held for over 18 months, more preferential long-term capital gains rates may apply under recently enacted tax legislation.

        INCENTIVE STOCK OPTIONS. Stock options granted under the Plan may qualify as incentive stock options if the exercise price is not less than 100% of the fair market value of the shares on the date of the grant and such options may not be exercised later than three months after termination of employment for any reason other than death or disability and not later than one year after termination for disability. Incentive stock options also may not be exercisable later than 10 years after the date of grant. If shares are issued to a participant pursuant to an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within one year after the transfer of such shares to such participant or within two years after the date of grant, (a) no income will be realized by the participant at the time of the grant of the option,
   (b) no income will be realized by the participant at the date of exercise, (c) upon sale of such shares, any amount realized in excess of the option price will be taxed to the participant, for federal income tax purposes, as a long-term capital gain and any loss sustained will be a long-term capital loss, and (d) no deduction will be allowed to the Corporation for federal tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

        STOCK APPRECIATION RIGHTS. At the date of granting of stock appreciation rights, the participant will not be deemed to receive income, and the Corporation will not be entitled to a deduction. Upon exercise, the holder of a stock appreciation right will realize ordinary income equal to the amount of cash or the market value of the shares received on exercise. The Corporation will be entitled to a deduction with respect to the ordinary income realized by the exercising holder.

        STOCK AWARDS AND PERFORMANCE SHARES. Ordinary income will be realized by a recipient of a stock award or performance shares upon becoming entitled to transfer the shares at the end of the restriction period, if any, without forfeiture. The amount of income realized will be equal to the fair market value of the shares on the first day after the end of the restriction period. Such amount will also constitute the tax basis for the shares. In addition, the holding period commences on the day following the day the restriction expires for purposes of determining whether the recipient has long-term or short-term capital gain or loss on a subsequent sale of shares. The Corporation will be entitled to a deduction with respect to the ordinary income realized by the recipient.

        A recipient of a stock award who makes an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant will have ordinary income equal to the fair market value on the date of grant, and will recognize no additional income until the shares are subsequently sold. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund, or loss for tax purposes, and the Corporation will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture. Upon the sale of the shares after the forfeiture period has expired, the tax basis will be equal to the fair market value on the date of grant and the holding period for capital gains purposes commences on the day following the day the restriction expires.

        STOCK EQUIVALENTS. Stock equivalents will not result in taxable income to a recipient or provide a deduction to the Corporation until a payment is made to a participant. Upon such a payment, the recipient will realize ordinary income measured by the amount so paid and a corresponding amount will ordinarily be deductible by the Corporation.

   TRANSFERABLE OPTIONS

        PARTICIPANT TRANSFERORS. A Participant Transferor who transfers a Transferable Option to his or her spouse or lineal descendants, a trust for the primary benefit of his or her spouse or lineal descendants or a partnership of which his or her spouse or lineal descendants are the only partners will not recognize income at the time of the transfer. Instead, at the time the Stock Option Transferee exercises the Transferable Option, the Participant Transferor will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. Moreover, such income will be subject to payment and withholding of income and FICA taxes. Normally, Participant Transferors may satisfy the withholding obligation by writing a check to the Corporation or by another method permitted under the Plan. Subject to certain limitations, the Corporation will generally be entitled to claim a Federal income tax deduction at the same time, and in the same amount, as the Participant Transferor recognizes ordinary income. In the event the Stock Option Transferee exercises the Transferable Option after the death of the Participant Transferor, any such ordinary income will be recognized by the Participant Transferor's estate.

        STOCK OPTION TRANSFEREES. A Stock Option Transferee will not recognize taxable income at the time of the transfer of the Transferable Option. As described in the preceding paragraph, the Participant Transferor (or the estate of the Participant Transferor, as the case may be) and not the Stock Option Transferee will generally recognize ordinary income at the time the Stock Option Transferee exercises the Transferable Option. A Stock Option Transferee who chooses to exercise a Transferable Option in whole or in part by delivery of other Common Stock already owned by the Stock Option Transferee should consult with his or her own tax advisor concerning the tax consequences of such a transaction.

        SUBSEQUENT SALE OF STOCK.   If shares acquired upon exercise of a
   Transferable Option are later sold or exchanged by the Stock Option Transferee, then the difference between the sales price and the Stock Option Transferee's tax basis for the shares will generally be taxable to the Stock Option Transferee as long-term or short-term capital gain or loss (if the stock is a capital asset of the Stock Option Transferee) depending upon whether the shares have been held for more than one year after the exercise date. If the shares have been held for over 18 months, more preferential long-term capital gains rates may apply under recently enacted tax legislation. The tax basis for the shares in the hands of the Stock Option Transferee would be equal to the fair market value of the shares at the time of exercise of the Transferable Option.

                                LEGAL MATTERS

        The validity of the Common Stock offered in this Prospectus will be passed upon for the Corporation by Peter L. Rossiter, Executive Vice President and General Counsel of the Corporation. As of
   December 30, 1997, Mr. Rossiter beneficially owned 125,149 shares of Common Stock, which includes 114,870 shares issuable pursuant to stock options exercisable within the next 60 days.

                                   EXPERTS

        The consolidated financial statements and schedules of the Corporation and its subsidiaries incorporated in this Prospectus by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses in connection with the offering are as follows:

        Registration fee under the Securities Act  . . . . . . .  $ 4,577
        Legal fees and expenses  . . . . . . . . . . . . . . . . . 10,000
        Accounting fees and expenses . . . . . . . . . . . . . . .  5,000
        Miscellaneous  . . . . . . . . . . . . . . . . . . . . . .    523
                                                                   ------
                       Total . . . . . . . . . . . . . . . . . .  $20,100
                                                                   ======


   ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.



        Section 145 of the Delaware General Corporation Law and Article Eighth of the Corporation's Restated Certificate of Incorporation provide for indemnification of the Corporation's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act. The general effect of these provisions is to provide that the Corporation shall indemnify its directors and officers against all liabilities and expenses reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor inconsistent with the best interests of the Corporation. With respect to legal proceedings by or in the right of the Corporation in which a director or officer is adjudged liable for improper performance of his duty to the Corporation, indemnification is limited by such provisions to that amount which is permitted by the court. In addition, the Corporation has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act.

   ITEM 16.  EXHIBITS.

        The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

   ITEM 17.  UNDERTAKINGS.

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
             Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events
                       arising after the effective date of the
                       Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering rang may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

             PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
             Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 18, 1998.

                                      NORTHERN TRUST CORPORATION
                                      (Registrant)


                                      By:   /s/ Perry R. Pero
                                         -------------------------------
                                           Perry R. Pero
                                           Senior Executive Vice
                                             President and
                                             Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            SIGNATURE                    TITLE                 DATE
            ---------                    -----                 ----

    William A. Osborn*         Chairman and Chief         March 18, 1998
    -----------------------    Executive Officer
    William A. Osborn


    /s/ Perry R. Pero          Senior Executive Vice      March 18, 1998
    -----------------------    President and
    Perry R. Pero              Chief Financial Officer


    /s/ Harry W. Short         Senior Vice President      March 18, 1998
    -----------------------    and Controller
    Harry W. Short             (Chief Accounting Officer)


    Duane L. Burnham*                   Director          March 18, 1998
    -----------------------
    Duane L. Burnham


    Dolores E. Cross*                   Director          March 18, 1998
    -----------------------
    Dolores E. Cross


    Susan Crown*                        Director          March 18, 1998
    -----------------------
    Susan Crown


    Robert S. Hamada*                   Director          March 18, 1998
    -----------------------
    Robert S. Hamada


    Barry G. Hastings*                  Director          March 18, 1998
    -----------------------
    Barry G. Hastings


    Robert A. Helman*                   Director          March 18, 1998
    -----------------------
    Robert A. Helman


    Arthur L. Kelly*                    Director          March 18, 1998
    -----------------------
    Arthur L. Kelly

            SIGNATURE                    TITLE                 DATE
            ---------                    -----                 ----

    Frederick A. Krehbiel*              Director          March 18, 1998
    -----------------------
    Frederick A. Krehbiel


    William G. Mitchell*                Director          March 18, 1998
    -----------------------
    William G. Mitchell


    Edward J. Mooney*                   Director          March 18, 1998
    -----------------------
    Edward J. Mooney


    Harold B. Smith*                    Director          March 18, 1998
    -----------------------
    Harold B. Smith


    William D. Smithburg*               Director          March 18, 1998
    -----------------------
    William D. Smithburg


    Bide L. Thomas*                     Director          March 18, 1998
    -----------------------
    Bide L. Thomas



    *By /s/ Perry R. Pero
        -------------------
         Perry R. Pero
         Attorney-in-Fact
         (Pursuant to Powers
         of Attorney filed
         as Exhibits to this
         Registration Statement)

                              INDEX TO EXHIBITS

   Exhibit Number                Description
   -------------                 -----------

   4.1 Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3(ii) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997).

   4.2 By-Laws, as amended (Incorporated by reference to Exhibit 3(ii) to the Registrant's Annual Report on Form 10-K for the year ended January 31, 1996).

   5              Opinion of Counsel.*

   23.1           Consent of Counsel.*

   23.2           Consent of Independent Public Accountants.

   24             Powers of Attorney.*

   99 Northern Trust Corporation Amended 1992 Incentive Stock Plan (Incorporated by reference to Exhibit 10(iii) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997).


   __________

   *    Previously filed.